NEWMARKET CORPORATION COMPLETES STOCK REPURCHASE PROGRAM

Richmond, VA, August 30, 2007 - NewMarket Corporation (NYSE:NEU) announced today that it has completed the open-market repurchase of $50 million of its common stock.

On December 16, 2005, the Board of Directors approved a share repurchase program that authorized management to repurchase up to $50 million of the outstanding common stock until December 31, 2007. There are no repurchases remaining on this authorization.

During the period of August 7, 2007 through August 29, 2007, the Company purchased 1,117,104 shares of common stock at an average price of $44.76, including transaction fees. The number of shares of common stock outstanding on June 30, 2007 was 17,295,860.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

FOR INVESTOR INFORMATION CONTACT:
 David A. Fiorenza
 Investor Relations
 Phone: 804.788.5555
 Fax:  804.788.5688
 Email:  investorrelations@newmarket.com